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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

    Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2002

                              BANK ONE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                     001-15323                 31-0738296
(State or other jurisdiction     (Commission File Number)      (IRS Employer
       of incorporation)                                     Identification No.)

            1 Bank One Plaza, Chicago, IL                         60670
       (Address of principal executive offices)                 (Zip Code)

          Registrant's telephone number, including area code: 312-732-4000

Item 5. Other Events and Regulation FD Disclosure

     On July 16, 2002, the Registrant issued the following news release:

     "CHICAGO, July 16, 2002 - Bank One Corporation (NYSE: ONE) today announced that its Board of Directors has approved the repurchase of up to $2 billion of the Corporation's common stock.

     'Our strong capital position allows us to deploy our capital in the best interests of our shareholders,' said James Dimon, Chairman and Chief Executive Officer. 'Today's action enhances our ability to do so.'

     This $2 billion buyback program replaces the two previous buyback programs announced in September, 2001, and in May, 1999. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The buyback program does not include specific price targets or timetables and may be suspended at any time.

     Bank One Corporation (NYSE: ONE) is the nation's sixth-largest bank holding company, with assets of more than $270 billion. It serves 53 million credit card holders, 7.1 million Retail households including 488,000 small businesses, and 20,000 middle market companies. It also manages $146 billion of clients' investment assets. It can be found on the Internet at www.bankone.com."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BANK ONE CORPORATION
                                          (Registrant)


Date: July 16, 2002                   By:       /s/ Heidi G. Miller
                                              -----------------------------
                                      Title:   Chief Financial Officer


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